Exhibit 10.01**

12% SECURED PROMISSORY NOTE

$25,000 April 12, 2012

FOR VALUE RECEIVED, Shades Holdings Inc. (the "Borrower"), promises to pay to the order of Debt Opportunity Fund LLLP (or its assigns, the "Holder"), at the Holder's principal office or such other address as the Holder of this Note shall designate from time to time, the principal sum of Twenty Five Thousand dollars ($25,000) (the "Principal Amount") (which Principal Amount is subject to increase upon an Even of Default as described in Section 3), on April 12, 2013 (the "Maturity Date"), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay simple interest to the Holder on the aggregate then outstanding Principal Amount of this Note in accordance with the provisions hereof. This note combines two previous notes issued for $6,000 in November of 2011, $1,000 in February 2012, and this new note for $18,000 equaling a total of $25,000.

This Note is subject to the following additional provisions:

1. Interest. Interest on this Note shall accrue daily commencing on the date of issuance at the rate of 12% per annum, and shall be due and payable on the Maturity Date, unless this Note is earlier prepaid as provided herein, in which event interest shall be payable on the date of such prepayment with respect to the Principal Amount being prepaid. During the pendency of an Event of Default (as defined in Section 3), a default interest rate of eighteen percent (18%) per annum shall be in effect.

2. Prepayment. At its option, the Borrower may, from time to time, prepay all or any portion of the Principal Amount of this Note.

3. Default. Notwithstanding anything to the contrary contained herein, if any of the following conditions or events (each, an "Event of Default" and collectively, the "Events of Default") shall occur and be continuing:

(a) the Borrower shall default in the payment of interest and/or principal on this Note;

(b) reserved

THEN, upon the occurrence of any Event of Default described in this Section 3, (a) the outstanding Principal Amount under the Note shall automatically, without any action required by any party, increase by $3,000 (b) the Holder may, by notice to the Borrower, declare the

Principal Amount and all accrued and unpaid interest to be forthwith due and payable, and (c) the Holder may exercise any or all rights and remedies available to it hereunder or under applicable law or otherwise.

4. Security. This Note is secured by assets of the company including; inventory and domains owned.

5. Presentment; Demand. The Borrower hereby waives any right to presentment, demand, protest or notice of dishonor and protest of this Note and any other notice, and any set-off against sums due and payable under this Note that the Borrower may have or claim to have against any Holder of this Note.

6. Governing Law. This Note shall be governed by and construed under the laws of the State of Florida applied to contracts between residents of said State and executed and wholly performed in said State.

7. Notices. Except as otherwise expressly provided herein, any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) by facsimile (with written confirmation of receipt), e-mail, or when mailed by registered or certified United States mail, three (3) business days after deposit in the United States mail. Such notice may be personally delivered or sent to the following address: (a) if to the Holder, to Debt Opportunity Fund LLLP , Facsimile (813) 388-4430, Attention:Sean Lyons, e-mail: slyons@totalcapitalmanagement.net or to such other address which the Holder shall have given notice pursuant hereto to the Borrower, or, (b) if to the Borrower, to, Shades Holdings Inc. , Facsimile (___) ___-_____, Attention: ________, e-mail: dailyshades@gmail.com, or to such other address of which the Borrower shall have given notice pursuant hereto.

8. Amendments. Any term of this Note may be amended only with the written consent of the Borrower and the Holder.

9. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10. Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Note the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

11. Arbitration. In the event of any dispute between the Borrower and the Holder with respect to any of the provisions of this Note, the Borrower and the Holder agree to submit such dispute to binding arbitration before a single arbitrator reasonably acceptable to the Borrower and the Holder, conducted in Tampa, Florida pursuant to the commercial rules of the American Arbitration Association. The determination of the arbitrator shall be conclusive and

binding upon the Borrower and the Holder. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fees of the American Arbitration Association, and the expenses, including reasonable fees, costs and disbursements of counsel, incurred by the prevailing party.

12. Assignment. The Borrower may not assign or otherwise transfer its rights or obligations under this Note without the prior written consent of the Holder.

[Signature page follows.]

The undersigned has executed this Note as of the date set forth above.

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Shades Holdings Inc.

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Witness
Print Name:____________________